CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (No. 333-266576) (the “Registration Statement”) of our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America.

/s/ PricewaterhouseCoopers LLP Charlotte, North Carolina August 16, 2024